Exhibit 10.25


                              OFFICE BUILDING LEASE

This OFFICE BUILDING LEASE (this "Lease") is entered into as of the 23rd day of May, 2000, by Carter BloodCare. a Texas non-profit corporation ("Landlord") and Mediware Information Systems, Inc. ("Tenant") a New York corporation to evidence that:

LEASE OF THE PREMISES

     Landlord LEASES, DEMISES and LETS to Tenant and Tenant leases from Landlord certain office space (the "Premises") in the building known as the Carter BloodCare building (the "Building"). Such space is located on the 2nd and 3rd floor(s) of the Building and is shown crosshatched on the floor plan(s) attached as Exhibit A. The Building has a street address of 9000 Harry Hines Blvd., Dallas, Texas 75235 and is located on the land (the "Land") described in the attached Exhibit B. The term of this Lease (the "Term") will begin on the 20th day of December, 1999 and end the 31st day of December, 2002, unless sooner terminated as provided below. This Lease is made on and subject to all of the provisions, terms, covenants and conditions set out below.

BASIC LEASE INFORMATION

A.  Base Rent:            $15 per square foot of Rentable Area Premises per year

B.  Permitted Use:        General office, sales and development of software

C.  Expense Stop:         $ N/A  per square foot

D.  Rentable Area of the Building:   __________ square feet

E.  Rentable Area of the Premises:   6025       square feet

F.  Security Deposit:     $ 0

G.  Notice Address for Landlord:
          Carter BloodCare
          2205 Highway 121
          Bedford, Texas 76021
          Attention: Bobby A. Grigsby
          (Phone: 817-412-5000)


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H.  Notice Address for Tenant:                     Copy to:
          Mediware Information Systems, Inc.       Nordlicht & Hand
          11711 W. 79" Street                      645 Fifth Avenue, 11th Floor
          Lenexa, Kansas 66214                     New York, New York 10022
          Attention: Kerry Robison                 Attn: Brian M. Hand, Esq.
          (Phone:  913-307-1057)

I.  Address of the Premises:
          9000 Harry Hines Blvd.
          Dallas, Texas 75235
          Attention: Bobby Grigsby
          (Phone: 817-412-5000

J.  Exhibits and Addenda:

The following exhibits and addenda are attached to and made a part of this Lease for all purposes:

     Exhibit A - Floor Plan Showing the Premises

     Exhibit B - Legal Description of the Land

     Exhibit C - Rules and Regulations

     Exhibit D - Environmental Provisions

     Exhibit E - Asbestos

     Addendum I -

     Addendum 11 -

SUPPLEMENTAL TERMS, COVENANTS AND CONDITIONS

     Landlord leases the Premises to Tenant and Tenant accepts and agrees to use and possess the Premises on the following Supplemental Terms, Covenants and Conditions and the Exhibits and Addenda attached hereto. References below to the "Basic Lease Information" are references to the information set out above. If a conflict exists between the Basic Lease Information and the other provisions of this Lease, the other provisions will control.

1.   RENT

     Tenant shall pay Landlord, without demand, setoff or deduction, a net monthly rental (the "Base Rent") as specified in the Basic Lease Information. The Base Rent will be due in advance on the first day of each calendar month during the Term. If the Term begins on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent for such partial month will be prorated by Landlord. All amounts due under this Lease from time to time other than Base Rent shall be additional rent (whether or not so designated in the following provisions) and shall be due on demand if no time for payment is otherwise specified below.


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2.   USE OF THE LEASED PREMISES

     (a) Tenant shall use and occupy the Premises continuously throughout the Term for the Permitted Use specified in the Basic Lease Information and for no other purpose. Tenant must use and maintain the Premises in a clean, careful, safe and proper manner and in compliance with all applicable laws, ordinances, orders, rules and regulations of all governmental entities and regulatory agencies (collectively, "Applicable Laws"), including Applicable Laws pertaining to health, safety, disabled persons and the environment. Tenant must also comply with all rules and regulations (the "Rules and Regulations") adopted by Landlord from time to time for the safety and convenience of tenants and others in the Building. The present form of the Rules and Regulations are attached as Exhibit C.

     (b) The Premises do not include, and Landlord reserves for its use, any and all mechanical, electrical, telephone and similar rooms; Janitor closets; elevator, pipe, and other vertical shafts and ducts; flues; stairwells; any area above the acoustical ceiling: exterior sides of walls; and any other areas not specifically shown on Exhibit A as being part of the Premises. But Tenant will have the nonexclusive right, subject to Paragraph 26 below, to use corridors, lobbies and other areas in the Building that Landlord provides from time to time for the common use of the tenants of the Building (collectively, the "Common Areas").

     (c) Tenant shall comply with all applicable state and federal laws applicable to Tenant's operations upon the dernised premises. including without limitation the Americans with Disabilities Act and the Texas Architectural Barriers Act to the extent such acts are applicable to improvements within the dernised premises and Tenant's use of the dernised premises. To the extent any of the improvements are constructed by the Landlord, Landlord will comply with all applicable state and federal laws.

3.   CONDITION AND ACCEPTANCE OF THE LEASED PREMISES

     If for any reason the Premises are not ready for occupancy by Tenant on the date of the commencement of the Term, this Lease and the obligations of Tenant will nonetheless continue in full force and the Term will not be extended. However, if the Premises are not ready for occupancy because of an omission, delay or default on the part of Landlord, the Base Rent and additional rentals provided in this Lease will not commence until such omission, delay or default is corrected or the Premises are otherwise made ready for occupancy. Such abatement of rent shall constitute full settlement of all claims that Tenant might otherwise have against Landlord because of the delay in making the Premises ready for occupancy. The taking of possession of the Premises by Tenant shall be conclusive evidence that Tenant accepts the Premises as suitable for the purposes for which they are leased and Tenant waives any defects in the Premises and its appurtenances and in all other parts of the Building and the Land (1NCLUDING ANY DEFECTS CAUSED BY LANDLORDS NEGLIGENCE).

4.   SERVICES BY LANDLORD

     (a) So long, as Tenant continues to occupy the Premises and does not commit an event of default under this Lease, Landlord will furnish for the occupied portion of the Premises, at Landlord's expense, the following services during the Term: (1) heating and air at such temperatures and in such amounts as Landlord shall consider to be standard; (11) water for lavatory and toilet purposes at points of supply provided for the general use of tenants of the Building; (iii) Janitor and maid service on weekdays other than holidays and such window washing and wall cleaning as may in the judgment of Landlord be reasonably required (provided, however, if Tenant's leasehold improvements are of a different quality than is standard in the Building and, therefore, the cost of janitor and maid service for the Premises exceed the costs of Janitor and maid service for other premises in the Building with standard leasehold improvements, then Tenant will pay the excess cost as additional


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rent upon receipt of a statement therefor): (iv) elevator service to and from any floor(s) above the first floor on which the Premises are located during normal business hours (provided, however, that Landlord may limit the use of Building elevators for freight service to times other than normal business hours and to such times as Are scheduled through the manager of the Building)- and (v) electric lighting and routine maintenance for the Common Areas in the manner and to the extent Landlord deems reasonable and standard. Landlord will wash windows a minimum of once per year.

     (b) So long as Tenant continues to occupy the Premises and does not commit an event of default under this Lease, Landlord will furnish sufficient power to the Premises for lighting and for typewriters, calculating machines and other machines of similar low electrical consumption, computer and/or electronic data processing equipment with higher electrical capacity requirements, but not for special lighting in excess of lighting that is standard in the Building, or any other item of equipment that requires electricity in excess of the amount Tenant currently uses. If Tenant requires electricity in excess of the electricity Landlord must furnish under the preceding sentence, Landlord, at Tenant's expense, will make a reasonable effort to meet Tenant's needs through the then existing feeders servicing the Building. Landlord, not Tenant, will install any supplemental risers or wiring to meet Tenant's excess electrical requirements. However, such installation shall be at the expense of Tenant and if, in Landlord's judgment, such installation is not necessary or will cause permanent damage or injury to the Building or create a hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants, then Landlord will not be required to install the supplemental risers or wiring. Landlord will not be responsible or liable to Tenant for any failure or defect in the supply or character of electricity furnished to the premises or the Building because of any requirement, act or omission of the electric utility company serving the Building. All installations of electrical fixtures, appliances and equipment in the Premises are subject to Landlord's prior approval.

     (c) The services described in subparagraphs (a) and (b) and any repairs and maintenance required of Landlord by Paragraph 6 below ("Building Services") may be curtailed or interrupted as required by any Applicable Laws or because of the maintenance, repair, replacement or improvement of the equipment involved ;n furnishing such services or because of changes of the suppliers of services or because of labor controversies, Accidents, acts of God or the elements or any other cause beyond the reasonable control of Landlord. Notwithstanding anything to the contrary in this Lease, any curtailment or interruption of Building Services covered by the preceding sentence will not be construed as an eviction (actual or constructive) of Tenant, nor cause any abatement of the rent payable under this Lease, nor relieve Tenant from any of its obligations under this Lease, and Landlord shall not be liable (EVEN IFNEGLIGEN7) for injury to persons or property, or in default under this Lease, as a result of such curtailment or interruption. However, Landlord agrees to attempt in good faith to resume any curtailed or interrupted Building Services after receipt of notice from Tenant advising Landlord of the affected services.

5.   LANDLORD'S REPAIRS

     Landlord will keep the roof, exterior sides of exterior walls, exterior windows and exterior doors of the Building in good condition during the Tenn. Landlord will also make any repairs to the Premises required because of Landlord's gross negligence or


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willful misconduct or because of structural defects in the Building. For purposes of this Lease, "structural defects" means only defects in the foundation and in the load bearing components of walls, columns and other supports (such as studs within load bearing walls; but excluding, for example, sheetrock or wall coverings). Repairs required because of movement of the soil under or around the Building as a result of changes in moisture saturation shall be deemed not to be caused by "structural defects." Landlord's obligations under this Paragraph are expressly subject to the other provisions of this Lease.

6.   TENANT'S REPAIRS

     Tenant, at Tenant's expense and under Landlord's supervision, shall keep the Premises in good and tenantable condition and shall promptly make all necessary repairs to the Premises; provided, however, Tenant will not have to make any repairs that are required of Landlord by Paragraph 6 or Paragraph 10. If Tenant fails to make repairs required of it within 15 days after Landlord directs Tenant to make such repairs, Landlord shall be entitled, without notice to Tenant, to make the repairs and charge Tenant for the cost of making them.

7.   ALTERATIONS AND ADDITIONS

     Tenant shall not make or permit the making of any alterations, improvements or additions in or to the Premises without first obtaining the written consent of Landlord.

8.   INSURANCE. INDEMNITY AND EXCULPATION

     (a) Tenant must procure and maintain throughout the Term and any extensions or renewals of the Term commercial general liability insurance (including blanket contractual liability coverage), which shall cover any claims for bodily injury, death and/or property damage occurring in or resulting from any occurrence in the Premises, including injury, death and/or damage caused by the condition of or any defect in the Premises. The policies evidencing such insurance must be in broad form satisfactory to Landlord, must name Landlord as an additional insured, must be issued by insurance companies acceptable to Landlord, and must afford immediate protection to the limit of not less than $ 1,000,000 per accident. unless a greater or lesser minimum dollar amount of coverage is specified in the Basic Lease Information. With respect to each policy evidencing such liability insurance, Tenant shall obtain any available endorsements required by Landlord. Tenant shall also deliver the policy or a certificate evidencing the same to Landlord prior to occupying the Premises or commencing the construction of any improvements therein, and Tenant shall deliver a certificate of renewal from the applicable insurer at least ten days prior to the expiration of the policy. In addition, Tenant shall obtain and deliver to Landlord a written obligation on the part of each of its insurance companies to notify Landlord at least 10 days prior to any cancellation of or material change to such insurance.

     (b) Tenant shall indemnify and hold Landlord harmless from all fines, suits, costs and liability of every kind arising because of any bodily injury, death and/or damage to property occurring in or resulting from any occurrence in the Premises during the Term, EVEN IF CAUSED OR ALLEGED TO BE CAUSED IN PART BY THE NEGLIGENCE OF THE LANDLORD, BUT NOT IF CAUSED SOLELY BY THE NEGLIGENCE OF THE LANDLORD.


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     (c) Tenant accepts responsibility for keeping all personal property and equipment in the Premises adequately insured and for maintaining adequate business interruption insurance. Tenant waives for itself and its insurers all rights of recovery against Landlord, Landlord's agents, officers and employees for any damage or loss, WHETHER CAUSED BY THE NEGLIGENCE OF SUCH PARTIES OR OTHERWISE, to the personal property and equipment in the Premises and for any theft thereof and for any interruption of Tenant's business in the Premises. Landlord will not be liable (EVENIF NEGLIGENT) to Tenant, its employees, agents, licensees, invitees or insurers for bodily injury, death or property damage occasioned by the acts or omissions of any other tenant of the Building or of other tenants' agents, employees, licensees, or invitees within the Building. Further, Landlord will not be liable EVEN IF NEGLIGENT) to Tenant for any property damage, bodily injury or inconvenience caused by the condition, maintenance, repair or alteration of the Building or Land, or the failure to provide maintenance or repairs, except to the extent caused by Landlord's gross negligence or willful misconduct.

9.   CASUALTY DAMAGE

     (a) Tenant shall give Landlord prompt written notice of any damage to the Premises. If during the Term the Building is so damaged by fire or other casualty that substantial alteration or reconstruction is, in Landlord's opinion, required (whether or not the Premises are damaged by such casualty), or if any mortgagee of Landlord should require that the insurance proceeds payable as a result of such a fire or other casualty be applied to the payment of debt secured by a lien on the Building or Land, or if fire or other casualty results in any material uninsured damage to the Building, then, and in any of these events, Landlord may, at its option, terminate this Lease by notifying Tenant thereof within 90 days after Landlord is notified of the fire or other casualty. If Landlord does not elect to terminate this Lease, Landlord will, within the 90 days after Landlord is notified of the fire or other casualty, commence and proceed with due diligence to restore the Building shell and the leasehold improvements (but not the personal property) located on the Premises. However, Landlord will not be obligated to spend more for the restoration than the insurance proceeds and other compensation Landlord actually receives because of the fire or other casualty.

     (b) Landlord will not be liable (EVEN IF NEGLIGENT) for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage caused by fire or other casualty or the repair of such damage. Nor will Base Rent or other charges abate because of fire or other casualty unless Landlord terminates this Lease.

10.  EMINENT DOMAIN

     (a) If the whole or substantially the whole of the Building or the Premises is taken for any public or quasi-public use by eminent domain, or should be sold in lieu of such taking, then this Lease will terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is so taken or sold, Landlord (whether or not the Premises are affected) may terminate this Lease by giving notice to Tenant, in which event this Lease shall terminate as of the date when


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the condemning authority takes physical possession of the portion of the
Building or Premises condemned or sold. If a substantial portion of the Premises is so taken or sold, Tenant may terminate this Lease by giving notice to Landlord, in which event this Lease shall terminate as of the date when the condemning authority takes physical possession of the portion of the Premises condemned or sold. Following any such taking or sale, if this Lease is not terminated, the Base Rent payable by Tenant will be reduced in proportion to the square footage of the Premises taken (if any) and Landlord will restore the Building to the extent feasible; provided, however, Landlord will not be required to spend more for such restoration than the net proceeds of the taking or sale available to Landlord.

     (b) All damages awarded for any taking of all or any part of the Premises by eminent domain and all proceeds from any sale in lieu of such taking shall be paid to Landlord, whether designated as compensation for the diminution in value of Tenant's leasehold or for the fee of the Premises. However, Landlord will not be entitled to any separate award made to Tenant for loss or damage to Tenant's removable personal property. Nor will Landlord be entitled to any award made to Tenant because of the interruption of Tenant's business, unless the award is combined with or reduces an award for the diminution in value of Tenant's leasehold.

11.  SURRENDER UPON TERMINATION

     (a) Upon the expiration or termination of this Lease, whether caused by lapse of time or otherwise, Tenant must immediately surrender possession of the Premises to Landlord in good condition, reasonable wear and tear excepted. Tenant shall also deliver to Landlord all keys to the Premises.

     (b) All alterations, additions or improvements made to the Premises by or on behalf of Tenant will remain on the Premises without compensation to Tenant. However, upon the expiration or termination of this Lease, Landlord may notify Tenant to remove all alterations, additions or improvements made by Tenant during the Term and to repair any damage caused to the Premises by such removal. If so notified, Tenant must comply within 20 days following the date of such notice or the date upon which this Lease expires or is terminated whichever is later.

     (c) Tenant may remove any furniture and any movable equipment installed by it upon the expiration or termination of this Lease. Such removal must be accomplished in a good and workmanlike manner so as not to damage the Premises or the Building. All furniture and equipment not promptly removed when this Lease is terminated will be presumed abandoned by Tenant and Landlord may, at its option, take possession of such property and either declare it to be abandoned by notifying Tenant thereof, or remove it and store it or dispose of it at Tenant's expense.

12.  HOLDING OVER

     If Tenant continues to hold the Premises after the expiration or other termination of this Lease without the written consent of Landlord, Tenant must, throughout the entire holdover period: (1) pay Base Rent for each calendar month or partial calendar month equal to twice the highest Base Rent that became due for any calendar month during the Term, and (it) continue to perform every other obligation required of Tenant


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hereunder. Nonetheless, holding over by Tenant after the expiration or other termination of the Term will not be construed to extend the Term.

13.  ASSIGNMENT AND SUBLETTING

     Tenant acknowledges that, without the prior written consent of Landlord, Tenant does not have the right or power under this Lease to assign or in any manner transfer this Lease or any estate or interest hereunder. Further, Tenant shall not, without the prior written consent of Landlord: (i) permit any assignment of this Lease or any estate or interest hereunder, voluntarily or by operation of law; (ii) sublet the Premises or any part thereof, (Iii) grant any license, concession or other right of occupancy of any portion of the Premises; or (iv) permit the Premises to be possessed by any parties other than Tenant and its employees. Not withstanding the foregoing, Tenant may assign the Lease (except by merger or consolidation) or sublet the Premises to a subsidiary or affiliate without the consent of Landlord, but Tenant shall promptly furnish to Landlord a copy of any such assignment or sublease. An assignment shall include, without limitation: (1) the death or dissolution )f Tenant; (2) the transfer of the majority ownership interest in Tenant, whether beneficial or otherwise; (3) the transfer of any general partnership interest in Tenant; (4) the transfer of the controlling ownership interest. whether beneficial or otherwise, in any general or limited partnership or corporation which is a general partner in or a parent company to Tenant; (5) the merger or consolidation of Tenant with another entity; (6) a change in the management of Tenant; (7) the sale or lease of all or a substantial part of the assets of Tenant; or (8) the occurrence of any of the foregoing with respect to a guarantor of Tenant's obligations under this Lease. Consent by Landlord to one or more assignments or sublettings will not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully liable for the payment of the rent herein specified and for compliance with all of Tenant's other obligations hereunder.

14.  QUIET ENJOYMENT

     Subject to the other provisions in this Lease and, specifically, to the condition that Tenant pay all rent when due and keep and fulfill all of the terms, covenants, agreements and conditions to be performed by Tenant, Tenant may peaceably and quietly enjoy the Premises during the Tern without any disturbance from Landlord or from any other person lawfully claiming by, through or under Landlord.

15.  SUBORDINATION

     This Lease is subject and subordinate to any mortgage or deed of trust which now or may in the future affect the Land or any interest of Landlord in the Building, and to all increases, renewals, modifications, consolidations, replacements, and extensions thereof. This Paragraph is self operative. No further instrument is required to effect the subordination of this Lease to any such mortgage or deed of trust. Notwithstanding the foregoing, Tenant agrees that if the Building is sold at foreclosure under any such mortgage or deed of trust or is transferred in lieu of foreclosure. Tenant shall attorn to the purchaser or transferee upon request and recognize such purchaser or transferee as the landlord under this Lease if the purchaser or transferee elects by written notice to Tenant to keep this Lease in effect.


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This Lease and all rights of Tenant are further subject and subordinate to all other existing title matters that affect the Building or the Land, including all utility easements and agreements.

16.  CERTAIN RIGHTS RESERVED BY LANDLORD

     Landlord has the following rights, exercisable without notice to Tenant and without causing an eviction (constructive or actual) or disturbance of Tenant's possession of the Premises and without giving rise to any claim for setoff or abatement of rent:

          (a) to designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building;

          (b) to enter upon the Premises at reasonable hours to inspect, clean or make repairs or alterations (without implying any obligation to do so) and to show the Premises to prospective lenders, purchasers and tenants and, f the Premises are vacated, to prepare them for reoccupancy;

          (c) to retain and use in appropriate instances keys to all doors into and within the Premises (Tenant will not change or add locks without the prior written consent of Landlord); and

          (d) to decorate and to make repairs, alterations, additions or improvements (whether structural or otherwise) to and about the Building, and, for such purposes, to enter upon the Premises, to temporarily close doors, entryways, public space and corridors in the Building, to temporarily suspend Building Services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other Common Areas, all without abatement of rent or impairing Tenant's obligations so long as the Premises remain reasonably accessible and fit for the use expressly permitted in this Lease.

17.  DEFAULT BY TENANT

     The occurrence of any one of the following events will be an event of default by Tenant under this Lease:

          (a) Tenant shall fall to pay Landlord any rental or other sum of money when due under this Lease or under any other agreement with Landlord concerning the Premises after a notice and a cure period of five (5) days.

          (b) Tenant shall fail to maintain any insurance that this Lease requires Tenant to maintain.

          (c) Tenant shall fail to perform or observe any term, covenant or condition of this Lease or any other agreement with Landlord concerning the Premises (other than a failure described in the preceding subparagraphs (a) and (b)) and Tenant shall not cure the failure within 30 days after Landlord notifies Tenant thereof-, but if the failure is of a nature that it cannot be cured within such 30 day period, Tenant shall not have committed an event of default if Tenant commences the curing of the failure within such 30 day period and thereafter diligently pursues the curing of same and completes the cure within 90 days.


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          (d) Tenant or any guarantor of Tenant's obligations under this Lease shall become insolvent, or shall admit in writing its inability to pay its debts when due, shall make a transfer in fraud of its creditors, or shall make a general assignment or arrangement for the benefit of creditors, or all or substantially all of Tenant's assets or the assets of any guarantor of Tenant's obligations under this Lease or Tenant's interest in this Lease are levied on by execution or other legal process.

          (e) Tenant shall abandon or vacate any substantial portion of the Premises or shall fall to occupy the Premises within 30 days after the Term commences and the Premises are ready for occupancy.

          (f) Whenever a period of time is prescribed in this Lease for action to be taken by Tenant, Tenant will not be liable (EVEN IF NEGLIGENT) or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, Applicable Laws or any other causes of any kind whatsoever which are beyond the control of Tenant.

18.  REMEDIES OF LANDLORD

     (a) Upon the occurrence of any event of default by Tenant, Landlord shall have the option, without any notice to Tenant (except as expressly provided below) and with or without judicial process, to pursue any one or more of the following remedies:

          (i) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord.

          (ii) Landlord may enter upon and take custodial possession of the Premises by picking the locks if necessary, lock out or remove Tenant and any other person occupying the Premises and alter the locks and other security devices at the Premises, all without Landlord being deemed guilty of trespass or becoming liable for any resulting loss or damage and without causing a termination or forfeiture of this Lease or of the Tenant's obligation to pay rent. Landlord shall not, in the event of a lockout by the changing of locks, be required to provide new keys to Tenant.

          (iii) Landlord may enter the Premises and take possession of and remove any and all trade fixtures and personal property situated in the Premises, without liability for trespass or conversion. Landlord may retain control over all such property for the purpose of foreclosing the liens and security interests described in Paragraph 23 below by public or private sale. If Landlord takes possession of and removes personal property from the Premises, then prior to any disposition of the property by sale or until Tenant reclaims the property if no foreclosure by public or private sale is contemplated, Landlord may store it


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     in a public warehouse or elsewhere at the cost of and for the account of
     Tenant without the resort to legal process and without becoming liable for any resulting loss or damage.

          (iv) Landlord may perform on behalf of Tenant any obligation of Tenant under this Lease which Tenant has failed to perform, and the cost of the performance will be deemed additional rental and will be payable by Tenant to Landlord upon demand.

Landlord's pursuit of any remedy specified in this Lease will not constitute an election to pursue that remedy only, nor preclude Landlord from pursuing any other remedy available at law or in equity, nor constitute a forfeiture or a waiver of any rent or other amount due to Landlord as described below.

     (b) In the event Landlord enters and takes possession of the Premises without electing to terminate this Lease, Landlord will have the right to relet the Premises for Tenant, in the name of Tenant or Landlord or otherwise, on such terms as Landlord deems advisable. But Landlord will not be required to incur any expense to relet the Premises, and the failure of Landlord to relet the Premises shall not reduce Tenant's liability for monthly rentals and other charges due under this Lease or for damages. Landlord will not be obligated to relet for less than the then market value of the Premises or to relet the Premises when other comparable rental space in the Building is available for lease.

     (c) No re-entry or reletting of the Premises or any filing or service of an unlawful detainer action or similar action will be construed as an election by Landlord to terminate or accept a forfeiture of this Lease or to accept a surrender of the Premises after an event of default by Tenant, unless a written notice of such intention is given by Landlord to Tenant; but notwithstanding any such action without such notice. Landlord may at any time thereafter elect to terminate this Lease by notifying Tenant.

     (d) Upon the termination of this Lease, Landlord will be entitled to recover all unpaid rentals that have accrued through the date of termination plus the costs of performing any of Tenant's obligations (other than the payment of rent) that should have been but were not satisfied as of the date of such termination. In addition, Landlord will be entitled to recover, not as rent or a penalty but as compensation for Landlord's loss of the benefit of its bargain with Tenant, the difference between (i) an amount equal to the present value of the rental and other sums that this Lease provides Tenant will pay for the remainder of the Term and for the balance of any then effective extension of the Term, and (ii) the present value of the net future rentals for such period that will be or with reasonable efforts could be collected by Landlord by reletting the Premises. For purposes of determining what could be collected by Landlord by reletting under the preceding sentence, it will be assumed that Landlord is not required to relet when other comparable space in the Building is available for lease and that Landlord will not be required to incur any cost to relet, other than customary leasing commissions.

     (e) After an event of default by Tenant, Landlord may recover from Tenant from time to time and Tenant shall pay to Landlord upon demand, whether or not Landlord has relet the Premises or terminated this Lease, (1) such expenses as Landlord may incur in recovering possession of the Premises, terminating this Lease, placing the Premises in good order and condition and altering or repairing the same for reletting; (ii) all other costs and expenses (including brokerage commissions and legal fees) paid or incurred by Landlord in exercising any remedy or as a result of the event of default by Tenant; and
(ii) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result from such failure.

     (f) In the event that any future amount owing to Landlord or offsetting an amount owing to Landlord is to be discounted to present value under this Lease, the present value shall be determined by discounting at the rate of 8 percent per annum.

19.  NO WAIVERS

     No waiver bv Landlord of any provision of this Lease will be deemed a waiver of any other provision or of any subsequent breach by Tenant. Landlord's consent to or approval of any act will not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. Landlord's acceptance of rent will not constitute a waiver of any preceding breach by Tenant of this Lease, regardless of Landlord's knowledge of the preceding breach at the time Landlord accepts the rent. Any payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent and additional rental stipulated in this Lease will be deemed to be on account of the earliest stipulated rental. Landlord's failure to take any action in regard to Tenant's default, regardless of how long, will not constitute a waiver of such default. Any waiver of Tenant's default must be in writing and signed by Landlord to be effective. Any written waiver by Landlord will constitute a waiver only in the specific circumstances described in the waiver.

20.  DEFAULT BY LANDLORD

     (a) All covenants of Tenant in this Lease are independent covenants, not conditioned upon Landlord's satisfaction of its obligations hereunder, except to the extent otherwise specifically provided herein. Tenant waives any statutory lien it may have against the rent due under this Lease or against Landlord's property in Tenant's possession.

     (b) If Landlord defaults in the performance of any of its obligations under this Lease, it will have 30 days to cure after Tenant notifies Landlord of the default; or if the default is of a nature to require more than 30 days to remedy, Landlord will have the time reasonably necessary to cure it.

     (c) Whenever a period of time is prescribed in this Lease for action to be taken by Landlord, Landlord will not be liable (EVEN IF NEGLIGENT) or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, Applicable Laws or any other causes of any kind whatsoever which are beyond the control of Landlord.

     (d) Tenant agrees to serve a notice of claimed default or breach by Landlord upon the lender holding a first mortgage or deed of trust against the Premises if Tenant has been made aware of the name and address of such lender. Notwithstanding anything to the contrary contained herein, Tenant will not exercise any right to terminate this Lease because of a default by Landlord before allowing such lender the same period following such notice to cure the default or breach as is allowed Landlord. But this subparagraph (d) will not be interpreted as creating or broadening any right of Tenant to terminate this Lease because of a default by Landlord.

     (e) The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease is limited to the interest of Landlord in the Building and the Land, and Tenant agrees to look solely to Landlord's interest in the Building and the Land for recovery of any judgment from Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

21.  ATTORNEYS'FEES

     If Landlord incurs attorneys' fees because of Tenant's failure to cure a breach of this Lease within any permitted cure period or because of any request by Tenant for the consent or approval of Landlord to any matter requiring Landlord's consent or approval under this Lease, then Tenant will reimburse Landlord for such fees upon demand.

22.  LANDLORD'S LIEN

     To secure the payment of all rental and other sums of money due and to become due from Tenant under this Lease and the faithful performance of this Lease by Tenant, Tenant grants to Landlord an express contractual lien upon and security interest in all property (including fixtures, equipment and chattels) which may be placed on the Premises by Tenant and all proceeds thereof, including proceeds of any insurance which may accrue to Tenant by reason of the destruction of or damage to any such property. Such property shall not be removed from the Premises without the written consent of Landlord until all arrearages in rent and other sums of money then due to Landlord by Tenant have been paid. The lien and security interest created by this Paragraph are in addition to, not in lieu of, Landlord's statutory lien. Upon the occurrence of an event of default by Tenant, the lien and security interest created by this Paragraph may be foreclosed with or without court proceedings by public or private sale, provided Landlord has given Tenant at least 15 days' notice of the time and place of the sale, and Landlord shall have the right to become the purchaser, upon being the highest bidder at the sale. Upon request by Landlord, Tenant will execute and deliver to Landlord Uniform Commercial Code Financing Statements in sufficient form so that when properly filed, the security interest hereby granted will be perfected. Tenant will also execute and deliver to Landlord upon request Uniform Commercial Code Financing Statement change instruments in sufficient form to reflect any proper amendment or modification in or extension of the security interest hereby granted. A photographic or other reproduction of this Lease will suffice and may be filed as a financing statement. Landlord shall, in addition to all of the remedies specified in this Paragraph, also have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the state in which the Premises are located. The security interest and lien in favor of Landlord shall be subordinate to any security interest or lien securing the payment of any purchase money financing on Tenant's property in the Leased Premises.

23.  SECURITY DEPOSIT

     Contemporaneously with the execution of this Lease, Tenant shall deposit a security deposit (the "Security Deposit") with Landlord in the amount shown in the Basic Lease Information as security for the performance of Tenant's covenants and obligations. The Security Deposit will not bear interest and will not be considered an advance payment of rental or a measure of Landlord's damages in case of a default by Tenant. If Tenant defaults in the performance of any of its covenants and obligations under this Lease, including but not limited to its obligation to pay all rent, Landlord may from time to time, without prejudice to any other remedy, apply the Security Deposit to the extent necessary to any arrearages in rent or to any other past due sum owing by Tenant or to any damage, injury, expense or liability caused to Landlord by such default, whether such damages accrue before or after termination of this Lease. Following any such application of the Security Deposit, Tenant must pay Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Any remaining balance of the Security Deposit will be returned to Tenant after the termination of this Lease and after delivery of possession of the Premises to Landlord, if Tenant is not then in default under this Lease. If Landlord assigns its interest in the Premises during the Term, Landlord may assign the Security Deposit to the assignee and thereafter Landlord will have no liability for the return of the Security Deposit, it being agreed that Tenant will look solely to the new landlord for the return of the Security Deposit. Regardless of any assignment of this Lease by Tenant, Landlord may return the Security Deposit to the original Tenant unless Landlord receives evidence satisfactory to it of an assignment of the right to receive the Security Deposit.

24.  NOTICES

     Any notice or document required or permitted to be delivered under this Lease must be in writing and will be deemed to be delivered - whether actually received or not - upon first attempted delivery if postmarked by the U. S. Postal Service, postage prepaid, registered or certified mail, return receipt requested, or sent by courier or Express Mail where evidence of delivery is retained, addressed to the parties at their respective addresses as set out in the Basic Lease Information, or at such other address as they specify by written notice delivered in accordance with this Paragraph.

25.  LAYOUT OF THE LAND

     This Lease does not guarantee, nor does Landlord make any representation or warranty to Tenant as to, the configuration of the Land, the Building or the Common Areas. However, so long as Tenant has not committed an event of default, the configuration of the Building will not be modified in a manner that would deny Tenant access to the Premises during the Term.

26.  SUCCESSORS AND ASSIGNS

     The conditions, covenants and agreements contained in this Lease will be binding upon and, subject to the provisions as to assignment and subletting, inure to the benefit of the parties, their respective heirs, executors, administrators, successors and assigns.

27.  ENTIRE AGREEMENT; AMENDMENTS

     This Lease supersedes any and all prior agreements with respect to the Premises between the parties and no oral statements, representations or prior written matter will be binding. Nothing contained in this Lease will give rise to duties or covenants on the part of the Landlord, express or implied, other than the express duties and covenants set forth herein. ANY REPRESENTATION OF LANDLORD'S AGENTS WHICH IS NOT INCORPORATED IN THIS LEASE SHALL NOT BE BINDING UPON LANDLORD AND SHOULD BE CONSIDERED AS UNAUTHORIZED. This Lease shall not be amended or added to in any way except by written instruments executed by both parties or their respective successors in interest.

28.  MECHANIC'S LIENS

     Tenant shall not permit the placing of any mechanic's liens against the Building or the Land caused by or resulting from any work performed. materials furnished or obligation incurred by or at the request of (or alleged request of) Tenant. Nothing in this Lease or in any other agreement between Landlord and Tenant constitutes the consent or request of Landlord. express or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair to the Building or the Land. Nor does anything herein contained or in any other agreement made by Landlord and Tenant concerning the Premises give Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against the interest of Landlord in the Building or the Land. If any lien is filed against the interest of Landlord in the Building or the Land or against the interest of Tenant in the Premises because of work performed, materials supplied or an obligation incurred by or at the request of (or alleged request of) Tenant, then Tenant shall cause the same to be discharged of record within 20 days after filing. If Tenant falls to discharge the lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but will not be obligated to. discharge the same either by paying the amount claimed to be due or by procuring the discharge by deposit in court or bonding. Any amount paid by Landlord to discharge the lien. and all reasonable legal and other expenses of Landlord, including reasonable attorneys' fees, in defending any such action or in procuring the discharge of the lien shall be repaid by Tenant on demand.

29.  SUBMISSION OF LEASE

     THE SUBMISSION OF THIS LEASE FOR EXAMINATION DOES NOT CONSTITUTE AN OFFER TO LEASE, AND THIS LEASE BECOMES EFFECTIVE ONLY UPON EXECUTION BY TENANT AND BY AN OFFICER OF LANDLORD AUTHORIZED TO EXECUTE THE LEASE.

30.  SPECIAL CONDITION

     Notwithstanding other provisions, if Tenant is without electricity for more than thirty (30) consecutive days, then Tenant can, at its option, terminate the lease within ten (10) days after the expiration of the 30 day period.

     IN WITNESS WHEREOF, this Lease is executed by the parties on the day and year first written above.


LANDLORD: Carter BloodCare                   TENANT: Mediware
          ----------------                           ---------------------------


     By: /s/ Bobby A. Grigsby                        By: /s/ Rodenia Davis
         ---------------------                           -----------------------

         Name:  Bobby A. Grigsby                     Name:  Rodeina Davis
                -----------------------                     --------------------

         Title: Chief Operating Officer              Title: Vice President - New
                -----------------------                     --------------------
                                                            Product Development

SECOND FLOOR PLAN


THIRD FLOOR PLAN


                               [GRAPHIC OMITTED]

EXHIBIT B

Legal Description of the Land

Lot 1, Block C/5772, Wadley Subdivision, an addition to the City of Dallas as described in Volume 72090, Page 2224 of the Map Records of Dallas County, Texas.

EXHIBIT C

Rules and Regulations

1 Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of Tenant or Tenant's officers, agents, servants, employees and invitees shall be paid by Tenant.

2 No signs, posters, advertisements, or notices shall be painted or affixed by or on behalf of Tenant on any of the windows or doors, or other part of the Building, except lettering of such color, and style and in such places, as shall be first approved in writing by the Landlord.

3 Tenant shall not do anything, or permit anything to be done, on or about the Premises, or bring or keep anything thereon, that will in any way increase the possibility of fire or other casualty, or do anything in conflict with the valid pertinent laws, rules or regulations of any governmental authority.

4 All hand trucks used for deliveries to and from the Building shall be equipped with rubber tires and rubber side guards.

5 Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways of the Building. No birds or animals shall be brought into or kept on or about the Premises.

6 Should Tenant require telegraphic, telephonic, annunciator or any other communication service, Landlord may direct the electricians and installers where and how the wires are to be introduced and placed, and one shall be introduced or placed except as the Landlord shall direct.

7 Tenant shall not use or keep on the Premises any inflammable or explosive fluid or substance, or any illuminating material, unless it is battery powered, UL approved.

8 Tenant, and its employees and agents, or anyone else who desire to enter the Building after normal working hours will be required to close doors into the Building behind them. Locks to such doors will not be tampered with.

9 Tenant will enter the Carter BloodCare building by the rear entrance. This entrance is not to be propped open, but allowed to shut and lock. Employees of Tenant will use the electronic key card issued by Carter BloodCare Human Resources Department. Request for internal door keys will be made to the Director of Administrative Services of Carter BloodCare.

10 Notwithstanding anything to the contrary in the Lease, Tenant's officers, directors, managers, employees, agents, visitors and guests shall park in the designated parking areas for all Carter BloodCare employees.

11. No animals shall be brought in or about the Leased Premises or in the Building except those trained to assist and which are assisting the visually impaired.

12 The Landlord reserves the right to rescind any of these rules and to make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Premises, the operation thereof, and the preservation of good order, which rules when made and notice thereof given to Tenant shall be binding upon him in like manner as if originally herein prescribed.

13   Tenant will have available for their use two parking spaces as indicated.


FIRST FLOOR PLAN


                               [GRAPHIC OMITTED]

EXHIBIT D

Environmental Provisions

Section 1. Defined Terms. For the purposes of this Exhibit, terms defined below in this Section 1 shall have the following meanings:

(A) "Applicable Environmental Laws" means all applicable federal, state and other laws, ordinances, rules and regulations of any governmental entity pertaining to health or the environment, including, without limitation. the Comprehensive Environmental response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA"), the Texas Water Code and the Texas Solid Waste Disposal Act.

(B) "Expenses" means all liabilities, obligations, losses, damages, penalties, claims, actions, suits, proceedings, costs, expenses (including reasonable attorneys' fees), costs of settlement and disbursements of any kind and nature whatsoever.

(C) "Hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance", "release", "solid waste", or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

(D) "Indemnified Party" means each of Landlord and any successors and assigns as to all or any portion of the Land, Building and Premises or any interest therein, and any affiliate, officer, agent, director, employee or servant of any of them.

     Section 2. Environmental Representations and Covenants. Landlord hereby represents to Tenant tot he best of Landlord's knowledge that no Hazardous Materials are now located on, under or at the Property, except in substantial compliance with all Governmental Requirements and except as disclosed on Exhibit E with regards to asbestos. Landlord agrees to indemnify the Tenant for any damages resulting from this representation being untrue.

     Tenant hereby represents and warrants to Landlord that it will not use, place, hold, locate or dispose of any Hazardous Material on, under or at the Land, Building or Premises except in substantial compliance with Governmental Requirements.

     Tenant warrants and represents that to Tenant's knowledge Tenant's intended use of the Premises will not violate Applicable Environmental Laws. Tenant shall not cause or permit the Premises or Tenant to be in violation of, or do anything or permit anything to be done which will subject the Landlord or the Premises, the Building or the Land to any remedial obligations under, any Applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises, the Land, the Building and Tenant. Tenant shall promptly notify Landlord in writing of any existing, pending or, to the knowledge of Tenant, threatened investigation or inquiry by any governmental authority in connection with any violation of Applicable Environmental Laws by Tenant or the Premises. Tenant shall take all steps necessary to determine during the Term of this Lease that no hazardous substances or solid wastes are being disposed of or otherwise released on or to or from the Premises. Landlord may enter upon the Premises at any time and without notice to verify compliance with this Section 2 if Landlord believes in good faith that a violation of this Section may have occurred or be threatened. Any violation of this Section 2 by Tenant shall constitute an "event of default" under this Lease which cannot be cured.

     Section 3. Indemnity. Tenant hereby agrees to assume liability for and to pay, indemnify, protect and hold harmless every Indemnified Party from any and all Expenses imposed, incurred or asserted (regardless of whether the Indemnified Party shall be indemnified by any other person or entity) in any way relating to or arising out of (a) a violation of Applicable Environmental Laws by the Premises or by Tenant during the term of this Lease or during any period of holdover by Tenant after the term of this Lease, or (b) a disposal or other release of any hazardous substance or solid waste on, to or from the Premises during the term of the Lease or during any such period of holdover. The Tenant acknowledges that it has been given ample time to consult with counsel in agreeing to the indemnity set forth in this exhibit and fully understands it. This indemnity shall survive the termination or expiration of this Lease. The foregoing indemnity shall not render Tenant liable to any Indemnified Party for any Expenses that such Indemnified Party may incur as a result of its own willful misconduct or breach of representation, or gross negligence, BUT THE INDEMNITY SHALL APPLY TO EXPENSES WHICH IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR STRICT LIABILITY, OR AN ALLEGATION OF THE NEGLIGENCE OR STRICT LIABILITY, OF LANDLORD, BUT NOT TO EXPENSES CAUSED OR ARISING OUT OF THE SOLE NEGLIGENCE OR STRICT LIABILITY, OR AN ALLEGATION OF SOLE NEGLIGENCE OR STRICT LIABILITY, OF LANDLORD.

Section 4. Defense of Claims,

(A) If an Indemnified Party notifies Tenant of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in Section 3 may apply, Tenant shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Part shall have the right to be represented therein by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, action, proceeding or investigation involves both Tenant and the Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from, additional to, or inconsistent with those available to Tenant, then the Indemnified Party shall have the right to select separate counsel to participate in the defense of such claim, action, proceeding or investigation on its own behalf at Tenant's expense.

(B) If any claim action, proceeding or investigation arises as to which the indemnity provided for in Section 3 may apply, and Tenant fails to assume promptly (and in any event within ten (10) days after being notified of the claim, action proceeding or investigation) the defense of the Indemnified Party, then the Indemnified Party may contest (or, with the prior written consent of Tenant, settle) the claim, action proceeding or investigation at Tenant's expense using counsel selected by the Indemnified Party, provided that no such contest need be made by the Indemnified Party and settlement or full payment of any claim may be made by the Indemnified Party without Tenant's consent and without releasing Tenant from any obligations to the Indemnified Party under Sections 3 and 4 above, if in the written opinion of the Indemnified Party's counsel, the settlement or payment in full is advisable. All Expenses incurred by the Indemnified Party in connection with any such contest, settlement or payment shall be payable by Tenant upon demand.

Section 5. Other:

(A) Tenant shall not use any equipment, supplies or substances, including but not limited to chemicals and radioisotopes, in, on or about the Premises which are not owned solely by or contracted for, or under license by, or leased by Tenant. No chemical, biological and/or medical substances and/or regulated solid wastes used or produced in connection with Tenant's occupation of the Premises shall be disposed of in any common waste containers at 9000 Harry Hines Blvd. Biohazard waste will be disposed of in the proper biohazard waste receptacles as governed by the Texas Natural Resources Conservation Commission and OSHA regulations at Tenant's expense. The Premises shall not be used for any laboratory use with biohazard potential greater than a P-1 level. Tenant hereby acknowledges that the Premises are not currently equipped for laboratory uses with biohazard potential greater than a P-1 level.

(B) Upon termination of the Lease, Tenant shall remove from the Premises all radioactive isotopes and wastes, hazardous materials, substances, and wastes and other regulated solid wastes of any kind or nature (as defined under all applicable federal, state and local laws, regulations and/or ordinances), including but not limited to chemical and radioactive waste and/or spills and biohazardous waste, in accordance with all applicable federal, state and local laws, regulations and/or ordinances, such that the Premises shall thereafter be a safe and hazard-free environment in compliance with all applicable federal, state and local laws, regulations and/or ordinances. Without limitation of Landlord's rights hereunder, in the event that Tenant fails to comply with or perform any of the foregoing, Tenant hereby authorizes Landlord on Tenant's behalf (without any obligation, express or implied), to remove any radioactive isotopes and wastes, hazardous substances or other regulated solid wastes from the Premises (or if removal is prohibited by law, take whatever action is required by law). Under no circumstances shall Landlord be considered the generator of any regulated solid wastes or an arranger for disposal or such wastes. Tenant hereby acknowledges that it is the generator and arranger for disposal of any regulated solid wastes in, on or about the Premises.

(C) Landlord and Tenant hereby agree and acknowledge that the janitorial staff employed to clean the Premises have no responsibility whatsoever for the handling or disposal of any hazardous substances or regulated solid wastes on the Premises and that proper handling and disposal of such hazardous substances and regulated solid wastes is the sole responsibility of Tenant.

EXHIBIT E

Asbestos

1. Existence of Asbestos. The Building, like most buildings of a similar age and type, contains asbestos continuing material ("ACM"). Landlord expects to keep any reports detailing the locations of ACM which are available to Landlord from time to time on file with, and to allow the Tenant to obtain copies from, the Building manager.

2. 0 & M Program. Landlord has implemented an 0 & M program and may occasionally be required to implement or change certain operating and maintenance procedures (an "0 & M Program") for the Building to manage the risk posed by ACM. The 0 & M Program may specify, without limitation, the following requirements pertaining to ACM with respect to performance of work within the premises or above the ceiling of the Premises:

(a) On floors where ACM has been abated from structural steel and floors on which any environmental consultant hired by the Landlord has concluded that the structural steel has not been sprayed with ACM, Tenant may - subject to the other terms of this Lease - remove ceiling tiles and perform above ceiling work in the Premises without the prior approval of Building management; however, Tenant shall not perform any construction, alterations, renovations demolitions, mechanical room work or work that may disturb ACM without first coordinating with Building management and obtaining the required approvals under any O & M Program.

(b) On floors where ACM has not been or may not have been abated from structural steel, Tenant shall not perform any maintenance or lift any ceiling tiles or perform any construction, alterations, renovations, demolitions, above-ceiling work, or mechanical room work or any work disturbing or that might disturb ACM without first coordinating with Building Management and obtaining all required approvals under any O & M Program and under the other provisions of the Lease.

3. Cooperation. Tenant agrees to cooperate with Landlord in implementing any 0 & M Program, provided Tenant is notified of the 0 & M Program, and to abide by all procedures specified by Landlord as part of the 0 & M Program. Further, Tenant shall insure that all contractors and subcontractors engaged by Tenant agree in writing to be bound by and will perform their work subject to this Exhibit and to any 0 & M Program of which Tenant has been notified.

4. Tenant's Waiver. Tenant waives, for itself and to the extent permitted by law for its employees, contractors and invitees, any and all injuries, claims, actions, loss, damages, liabilities and expenses of any and every kind or character, known or unknown, fixed or contingent, whether now existing or arising in the future, and whether foreseen or unforeseen, that may be caused in whole or in part by the failure of Tenant to comply with its obligations with respect to the presence of ACM in the Premises, EVEN IF RESULTING IN PART FROM THE NEGLIGENCE OR STRICT LIABILITY, OR ANALLEGATION OF THE NEGLIGENCE OR STRICT LIABILITY, OF LANDLORD, BUT NOT TO EXPENSES RESULTING FROM THE SOLE NEGLIGENCE OR STRICT LIABILITY, OR ANALLEGATION OF SOLE NEGLIGENCE OR STRICT LIABILITY, OF LANDLORD.


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


5. Landlord's Right to Terminate. Landlord may terminate this Lease any time by notifying Tenant if (a) Landlord determines that the ACM in the Building poses a significant and imminent health hazard to the occupants of the Premises, or (b) Landlord determines that Tenant's continued occupancy shall not be practical because of work required to abate or remove ACM from the Building.

6. Tenant's Agreement Not to Disturb Asbestos. Unless and until superseded by conflicting provisions of an O & M Program, the requirements specified in paragraph 2(a) and (b) shall be binding upon Tenant. Further, without limiting the requirements imposed upon Tenant in the body of this Lease, Tenant shall not use or allow the use of the Premises in any manner that may result in the disturbance of ACM already in the Building or that may cause additional ACM to be brought into the Building. Tenant agrees to indemnify Landlord (for purposes of this paragraph, references to Landlord shall include Landlord's directors, officers, employees and agents and any persons or entities owned or controlled by or affiliate with Landlord) against and to hold Landlord harmless from and to reimburse Landlord with respect to, any and all injuries, claims, actions, loss, damages, liabilities and expenses of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time from time to time by reason of, in connection with or arising out of the breach of this paragraph. The foregoing indemnity shall not render Tenant liable to Landlord for any expenses that Landlord may incur as a result of its own willful misconduct or breach of representation, or gross negligence, BUT THE INDEMNITY SHALL APPLY TO EXPENSES WHICH IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR STRICT LIABILITY, OR ANALLEGATION OF THE NEGLIGENCE OR STRICT LIABILITY OF LANDLORD, BUT NOT TO EXPENSES CAUSED BY OR ARISING OUT OF THE SOLE NEGLIGENCE OR STRICT LIABILITY, OR ANALLEGATI0N OF SOLE NEGLIGENCE OR STRICT LIABILITY, OF LANDLORD. Without limiting the description of the matters covered by the foregoing indemnity, such indemnity shall not terminate upon the termination or expiration of this Lease. Thus, for example, claims asserted on the basis that Tenant brought additional ACM into the Building before the termination or expiration of this Lease will be covered by the indemnity even if the claims are not asserted until after the termination or expiration of this Lease and after Tenant vacated the Premises. Any amount to be paid under this Paragraph by Tenant to Landlord shall be a demand obligation owing by Tenant.


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ADDENDUMI

CHANGE IN LANDLORD'S TAX EXEMPTION. If, in Landlord's sole discretion, Landlord determines that Tenant's Lease and/or occupation of the Premises or any other space in the Building and/or the Land jeopardizes the ad valorem tax exemption of the Building, Landlord may, after one hundred and twenty (120) days written notice to Tenant, cause the Lease Term to expire without further obligation or liability to Tenant or any of its successors or assigns. Whether or not the Lease is so terminated, Tenant shall pay to Landlord its pro rata share of the ad valorem taxes assessed against the Building and Land allocable to the period of time prior to any expiration of the Term within ten (10) days after written request of Landlord accompanied by copies of the tax statements (Tenant's pro rata share being the Rentable Area of the Premises divided by the Rentable Area of the Building). If the ad valorem tax exemption of the Premises (but not the remainder of the Building or the Land) should be lost, Tenant shall pay to Landlord the amount of ad valorem taxes assessed against the Premises within ten
(10) days after written request of Landlord accompanied by copies of the tax statements. Tenant hereby waives, to the full extent permitted by law, the right to contest any ad valorem tax appraisal of the Building, Land. or Premises.


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